As filed with the Securities and Exchange Commission on October 17, 2008

                                                     Registration No. 333-134743

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           ALBANY INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)

                                   ----------

         Delaware                                          14-0462060
 (State of incorporation)                        (I.R.S. Employer Identification
                                                             Number)

                                   ----------

                                  1373 Broadway
                             Albany, New York 12204
                                 (518) 445-2200

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

  Charles J. Silva, Jr., Esq.                            Copy to:
Vice President, Secretary and                      David I. Gottlieb, Esq.
      General Counsel                       Cleary Gottlieb Steen & Hamilton LLP
  Albany International Corp.                        One Liberty Plaza
       1373 Broadway                             New York, New York 10006
   Albany, New York 12204                             (212) 225-2000
      (518) 445-2277

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

================================================================================

                          DEREGISTRATION OF SECURITIES

      On June 5, 2006, Albany International Corp. (the "Registrant"), filed a registration statement on Form S-3, Registration Number 333-134743 (the "Registration Statement"), with the Securities and Exchange Commission to register the resale by the selling shareholders named in the Registration Statement of $180,000,000 aggregate principal amount of the Registrant's 2.25% Convertible Senior Notes due 2026 (the "Notes") and shares of its Class A common stock issuable upon conversion of the Notes (the "Common Stock," and together with the Notes, the "Securities").

      The Registrant's obligation to maintain the effectiveness of the Registration Statement with respect to the Securities has expired. Accordingly, pursuant to the undertaking of the Registrant contained in the Registration Statement to remove from registration by means of post-effective amendment any of the Securities which remain unsold under the Registration Statement, the Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all the Securities registered under the Registration Statement that were not resold thereunder as of the date hereof.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on October 17, 2008.

                                          ALBANY INTERNATIONAL CORP.

                                          By: /s/ Michael C. Nahl
                                              --------------------------------
                                              Michael C. Nahl
                                              Executive Vice President & Chief
                                              Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the dates indicated.

              Signature                                      Capacity                                 Date
              ---------                                      ---------                                -----

      /s/ Joseph G. Morone                 President, Chief Executive Officer and Director      October 17, 2008
-------------------------------------
          Joseph G. Morone

      /s/ Michael C. Nahl                Executive Vice President & Chief Financial Officer     October 17, 2008
-------------------------------------
          Michael C. Nahl

      /s/ David M. Pawlick                           Vice President - Controller                October 17, 2008
-------------------------------------
          David M. Pawlick

      /s/ John F. Cassidy                                     Director                          October 13, 2008
-------------------------------------
          John F. Cassidy

  /s/ Paula H.J. Cholmondeley                                 Director                          October 14, 2008
-------------------------------------
      Paula H.J. Cholmondeley

      /s/ Edgar G. Hotard                                     Director                          October 14, 2008
-------------------------------------
          Edgar G. Hotard

    /s/ Erland E. Kailbourne                              Chairman/Director                     October 16, 2008
-------------------------------------
        Erland E. Kailbourne

       /s/ Juhani Pakkala                                     Director                          October 17, 2008
-------------------------------------
           Juhani Pakkala

   /s/ Christine L. Standish                                  Director                          October 16, 2008
-------------------------------------
       Christine L. Standish

      /s/ John C. Standish                            Vice Chairman/Director                    October 16, 2008
-------------------------------------
          John C. Standish


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